Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 On October 3, 2022, Home Point Capital Inc. (the “Company”) completed the previously announced sale of its 49.6% ownership interest (the “Ownership Interest”) in Longbridge Financial, LLC to EF Holdco RER Assets, LLC (the “Purchaser”), an indirect subsidiary of Ellington Financial Inc., for aggregate cash proceeds of approximately $38.9 million.

The following unaudited pro forma condensed consolidated financial statements of the Company have been derived from the Company’s historical consolidated financial statements and have been adjusted to give effect to the sale of the Ownership Interest. The unaudited pro forma condensed consolidated statements of operations, which have been prepared for the six months ended June 30, 2022 and the year ended December 31, 2021, give effect to the sale of the Ownership Interest as if it had occurred on January 1, 2021. The unaudited pro forma condensed consolidated balance sheet has been prepared as of June 30, 2022 and gives effect to the sale of the Ownership Interests as if it had occurred on that date.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the financial position or results of operations of the Company had the sale of the Ownership Interest been completed as of the beginning of the earliest period presented, nor indicative of future results of operations or future financial position of the Company. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

The unaudited pro forma condensed consolidated financial statements reflect management’s best estimates based on currently available information.

HOME POINT CAPITAL INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2022
(dollars in thousands, except per share amounts)

	Historical	Transaction Accounting Adjustments		Pro Forma
Assets:
Cash and cash equivalents	$135,843	$38,886	(a)	$174,729
Restricted cash	27,065	—		27,065
Cash and cash equivalents and Restricted cash	162,908	38,886		201,794
Mortgage loans held for sale (at fair value)	2,018,640	—		2,018,640
Mortgage servicing rights (at fair value)	1,419,105	—		1,419,105
Property and equipment, net	18,039	—		18,039
Accounts receivable, net	176,995	—		176,995
Derivative assets	59,280	—		59,280
Goodwill	10,789	—		10,789
Government National Mortgage Association loans eligible for repurchase	117,092	—		117,092
Assets held for sale	50,748	(50,748)	(b)	—
Other assets	40,824	—		40,824
Total assets	$4,074,420	$(11,862)		$4,062,558
Liabilities and Shareholders’ Equity:
Liabilities:
Warehouse lines of credit	$1,910,395	$—		$1,910,395
Term debt and other borrowings, net	845,531	—		845,531
Accounts payable and accrued expenses	106,005	—		106,005
Government National Mortgage Association loans eligible for repurchase	117,092	—		117,092
Deferred tax liabilities	214,871	(2,839)	(c)	212,032
Derivative liabilities	60,309	—		60,309
Other liabilities	87,815	—		87,815
Total liabilities	3,342,018	(2,839)		3,339,179
Commitments and Contingencies

Shareholders’ Equity:
Preferred stock (250,000,000 authorized shares, none issued and outstanding, $0.0000000072 par value per share)	—	—		—
Common stock (1,000,000,000 authorized shares, 138,380,272 shares issued and outstanding as of June 30, 2022, $0.0000000072 par value per share)	—	—		—
Additional paid-in capital	511,675	—		511,675
Retained earnings	220,727	(9,023)	(d)	211,704
Total shareholders’ equity	732,402	(9,023)		723,379
Total liabilities and shareholders’ equity	$4,074,420	$(11,862)		$4,062,558

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

HOME POINT CAPITAL INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(dollars in thousands, except per share amounts)

	Historical	Transaction Accounting Adjustments		Pro Forma
Revenue:
Gain on loans, net	$58,638	$—		$58,638
Loan fee income	35,159	—		35,159

Interest income	54,610	—		54,610
Interest expense	(62,015)	—		(62,015)
Interest expense, net	(7,405)	—		(7,405)
Loan servicing fees	143,936	—		143,936
Change in fair value of mortgage servicing rights	(12,704)	—		(12,704)
Other income	10,555	—		10,555
Total revenue, net	228,179	—		228,179
Expenses:
Compensation and benefits	165,033	—		165,033
Loan expense	15,984	—		15,984
Loan servicing expense	12,867	—		12,867
Production technology	9,208	—		9,208
General and administrative	36,640	—		36,640
Depreciation and amortization	5,314	—		5,314
Other expenses	11,068	—		11,068
Total expenses	256,114	—		256,114
Loss before income tax	(27,935)	—		(27,935)
Income tax benefit	9,798	(3,450)	(e)	6,348
Loss from equity method investment	(14,416)	14,416	(f)	—
Net loss	$(32,553)	$10,966		$(21,587)

Loss per share:
Basic	$(0.23)			$(0.16)
Diluted	$(0.23)			$(0.16)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

HOME POINT CAPITAL INC. & SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(dollars in thousands, except per share amounts)

	Historical	Reclassifications	Transaction Accounting Adjustments		Pro Forma
Revenue:
Gain on loans, net	$585,762	$—	$—		$585,762
Loan fee income	150,921	—	—		150,921

Interest income	136,477	—	—		136,477
Interest expense	(169,390)	—	—		(169,390)
Interest expense, net	(32,913)	—	—		(32,913)
Loan servicing fees	331,382		—		331,382
Change in fair value of mortgage servicing rights	(113,856)	37,025	—		(76,831)
Other income	40,220	(37,025)	—		3,195
Total revenue, net	961,516	—	—		961,516
Expenses:
Compensation and benefits	494,227	—	—		494,227
Loan expense	63,912	—	—		63,912
Loan servicing expense	27,373	—	—		27,373
Production technology	31,866	—	—		31,866
General and administrative	95,476	—	—		95,476
Depreciation and amortization	10,127	—	—		10,127
Other expenses	29,638	—	—		29,638
Total expenses	752,619	—	—		752,619
Income before income tax	208,897	—	—		208,897
Income tax expense	(57,998)	—	3,679	(e)	(54,319)
Income from equity method investment	15,373	—	(15,373)	(f)	—
Net income	$166,272	$—	$(11,694)		$154,578

Earnings per share:
Basic	$1.19				$1.11
Diluted	$1.19				$1.10

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1 – Description of the Transaction and Basis of Presentation

On October 3, 2022, Home Point Capital Inc. (the “Company”) completed the previously announced sale of its 49.6% ownership interest (the “Ownership Interest”) in Longbridge Financial, LLC to EF Holdco RER Assets, LLC (the “Purchaser”), an indirect subsidiary of Ellington Financial Inc., for aggregate cash proceeds of approximately $38.9 million.

The Company’s Ownership Interest was classified as Assets Held for Sale. The Company recorded income from its Ownership Interest in Income from equity investment in the consolidated statements of operations.

The Company’s historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial information to reflect all adjustments that are: (i) directly attributable to the sale of the Ownership Interest; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s consolidated results following the sale of the Ownership Interest.

Reclassifications

The Company reclassified gain on sale of mortgage servicing rights from Other income to the Change in fair value of mortgage servicing rights on the condensed consolidated statement of operations for the year ended December 31, 2021 for consistency with the presentation for the six months ended June 30, 2022.

2 – Transaction Accounting Adjustments

The explanations that follow correspond to the note references identified in the unaudited pro forma condensed consolidated financial statements provided above:

(a) Adjustment reflects estimated cash proceeds from the sale of the Ownership Interest.

(b) Adjustment reflects the sale of the Ownership Interest, which was classified as Assets Held for Sale in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

(c) Adjustment reflects the reduction to the deferred tax liability that relates to the estimated loss arising on the disposition of the Ownership Interest. The tax effect of the pro forma adjustment was calculated using the historical statutory rates in effect for the period presented.

(d) Adjustment reflects the estimated loss of $11.9 million from the disposition of the Ownership Interest, net of $2.8 million in income tax benefit related to the loss. An impairment charge of the held for sale balance of the Ownership Interest will be recorded in the Quarterly Report on Form 10-Q for the period ended September 30, 2022. The actual net gain (loss) on the disposition will be recorded pursuant to the closing date of October 3, 2022 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The actual results may differ from the current estimate.

(e) Adjustment reflects the effect of estimated income tax benefit (expense) from the elimination of the historical (loss) income from the Ownership Interest. The loss on the disposition of the Ownership Interest is not reflected in the unaudited pro forma condensed consolidated statements of operations as it is not expected to have a continuing impact on the Company’s operating results.

(f) Adjustment reflects the elimination of historical (loss) income from the Ownership Interest recognized during the respective periods.